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Exhibit 99.2

CORPUS CHRISTI OUTPATIENT SURGERY, LTD.

Financial Statements

December 31, 2001

(With Independent Auditors' Report Thereon)

Independent Auditors' Report

The Partners
Corpus Christi Outpatient Surgery, Ltd.:

        We have audited the accompanying balance sheet of Corpus Christi Outpatient Surgery, Ltd. as of December 31, 2001, and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corpus Christi Outpatient Surgery, Ltd. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Dallas, Texas
September 5, 2002

CORPUS CHRISTI OUTPATIENT SURGERY, LTD.

Balance Sheets

	December 31, 2001	April 30, 2002
		(unaudited)
Assets
Current assets:
Cash	$196,977	$21,619
Patient receivables, net of allowance for doubtful accounts of $107,981 and $111,684 as of December 31, 2001, and April 30, 2002 (unaudited), respectively	866,977	850,803
Inventories of supplies	417,329	403,050
Prepaid expenses and other current assets	38,039	154,865

Total current assets	1,519,322	1,430,337
Property and equipment, net (note 2)	1,614,049	1,532,394
Deposit	25,852	25,852

Total assets	$3,159,223	$2,988,583

Liabilities and Partners' Capital
Current liabilities:
Accounts payable	$305,476	$307,392
Due to affiliate (note 5)	9,821	42,274
Accrued salaries and benefits	61,071	36,763
Current portion of capital lease obligations and note payable (note 3)	503,289	472,170
Other current liabilities	12,189	33,872

Total current liabilities	891,846	892,471
Long-term liabilities:
Long-term capital lease obligations less current portion (note 3)	1,094,880	940,209
Other long-term liabilities (note 4)	113,322	117,191

Total liabilities	2,100,048	1,949,871
Commitments and contingencies (notes 3, 4, 5 and 6)
Partners' capital	1,059,175	1,038,712

Total liabilities and partners' capital	$3,159,223	$2,988,583

See accompanying notes to financial statements.

CORPUS CHRISTI OUTPATIENT SURGERY, LTD.

Statements of Income

		Four months ended April 30,
	Year ended December 31, 2001
		2001	2002
		(unaudited)
Net patient service revenue	$5,544,271	$1,811,177	$2,283,340

Expenses:
Salaries, benefits and other employee costs	1,352,189	433,437	511,070
Drugs and medical supplies	1,104,412	360,066	425,924
Other operating expenses	1,004,104	319,115	371,510
Provision for doubtful accounts	107,584	38,879	48,485
Management fee (note 5)	388,099	126,782	159,834
Depreciation	270,997	89,783	91,063

Total expenses	4,227,385	1,368,062	1,607,886

Operating income	1,316,886	443,115	675,454
Interest expense	(164,661)	(59,349)	(45,917)

Net income	$1,152,225	$383,766	$629,537

See accompanying notes to financial statements.

CORPUS CHRISTI OUTPATIENT SURGERY, LTD.

Statement of Partners' Capital

For the year ended December 31, 2001 and for the
Four Months ended April 30, 2002 (unaudited)

	Limited Partner Units		Contributed Capital		Retained Earnings
	HFCC	Physician Partners	HFCC (Note 1a)	Physician Partners	HFCC	Physician Partners	Total
Balance, December 31, 2000	—	67.25	$—	552,000	30,238	90,712	672,950
Net income	—	—	—	—	288,056	864,169	1,152,225
Proceeds from issuance of limited partner units	—	2.50	—	22,000	—	—	22,000
Purchases of interests of limited partner units	—	(3.50)	—	(28,000)	—	—	(28,000)
Distributions of capital	—	—	—	—	(190,000)	(570,000)	(760,000)

Balance, December 31, 2001	—	66.25	$—	546,000	128,294	384,881	1,059,175

Net income (unaudited)	—	—	—	—	157,384	472,153	629,537
Distributions of capital (unaudited)	—	—	—	—	(162,500)	(487,500)	(650,000)

Balance, April 30, 2002 (unaudited)	—	66.25	$—	546,000	123,178	369,534	1,038,712

See accompanying notes to financial statements.

CORPUS CHRISTI OUTPATIENT SURGERY, LTD.

Statements of Cash Flows

		Four months ended April 30,
	Year ended December 31, 2001
		2001	2002
		(unaudited)
Cash flows from operating activities:
Net income	$1,152,225	$383,766	$629,537
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	107,584	38,879	48,485
Depreciation	270,997	89,783	91,063
Changes in operating assets and liabilities:
Accounts receivable	(289,652)	(228,203)	(32,311)
Inventories of supplies	(91,777)	15,177	14,279
Prepaids and other current assets	(27,324)	2,711	(116,826)
Accounts payable, accrued expenses, due to affiliates, and other liabilities	194,757	139,954	35,613

Net cash provided by operating activities	1,316,810	442,067	669,840

Cash flows from investing activities—purchases of property and equipment	(35,935)	(4,642)	(9,408)

Cash flows from financing activities:
Proceeds from note payable	82,123	—	—
Payments on capital lease obligations	(415,210)	(132,951)	(147,848)
Payments on note payable	(44,181)	—	(37,942)
Proceeds from issuance of limited partner units	22,000	—	—
Purchases of interests of limited partner units	(28,000)	(16,000)	—
Distributions of capital	(760,000)	(180,000)	(650,000)

Net cash used in financing activities	(1,143,268)	(328,951)	(835,790)

Increase in cash	137,607	108,974	(175,358)
Cash at beginning of period	59,370	59,370	196,977

Cash at end of period	$196,977	$167,844	$21,619

Supplemental information:
Cash paid for interest	$152,472	$62,132	$47,034

See accompanying notes to financial statements.

CORPUS CHRISTI OUTPATIENT SURGERY, LTD.

Notes to Financial Statements

December 31, 2001

(1) Summary of Significant Accounting Policies

  (a)
  Description of Business

            Corpus Christi Outpatient Surgery, Ltd. (the "Partnership"), a Texas limited partnership, was formed on April 20, 1998 for a 25 year term unless its term is extended or terminated in accordance with the Limited Partnership Agreement, as amended. HFCC-GP, Ltd, L.L.P. ("HFCC"), a Texas limited liability partnership, is the sole general partner holding a 25% ownership interest in the Partnership. The Limited Partnership Agreement, as amended, provides for the general partner to maintain a capital contribution percentage equal to 25% of the total capital contributions of the limited partners. Limited partner contributions are allowed up to $600,000 by the Limited Partnership Agreement, as amended.

            As consideration for HFCC's ownership interest HFCC provided organizational and development services in connection with the Partnership's formation. HFCC had no historical cost basis in the consideration contributed to the Partnership in exchange for its ownership interest. Accordingly, because of this and because HFCC meets the definition of a promoter as defined by SEC Rule 1-02(s) of Regulation S-X, no equity basis has been recorded by the Partnership for HFCC's investment, pursuant to SEC Staff Accounting Bulletin 48.

            The Partnership owns and operates Corpus Christi Outpatient Surgery, an ambulatory surgery center which provides health care services to patients in and around the Corpus Christi, Texas service area. The Partnership receives payment for patient services from health maintenance organizations, preferred provider organizations, other private insurers, the federal government (primarily under the Medicare program), and directly from patients.

            The Partnership's Limited Partnership Agreement, as amended, provides that cash available for distribution, defined as net income plus depreciation and amortization less expenditures for equipment, limited partnership units, and amounts the general partner reasonably determines should be reserved for expenses of the Partnership, be distributed periodically, at least quarterly, on a pro rata basis in accordance with each partners' ownership percentage. Allocations of profits and losses are generally allocated on a pro-rata basis in accordance with each partners' ownership percentage.

            Corpus Christi Outpatient Surgery is subject to changes in government legislation that could impact Medicare reimbursement levels and is also subject to increased levels of managed care penetration and changes in payor patterns that may impact the level and timing of payments for services rendered.

  (b)
  Basis of Accounting

            The Partnership maintains its books and records on the accrual basis of accounting and the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

  (c)
  Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Partnership to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (d)
  Cash

            For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2001.

  (e)
  Inventories of Supplies

            Inventories of supplies, consisting primarily of pharmaceuticals and supplies, are stated at cost, which approximates market.

  (f)
  Property and Equipment

            Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Upon retirement or disposal of an asset, the asset and accumulated depreciation accounts are adjusted accordingly, and any gain or loss is reflected in earnings or loss of the respective period. Maintenance costs and repairs are expensed as incurred; significant renewals and betterments are capitalized. Assets held under capital leases are classified as property and equipment and amortized using the straight-line method over the lesser of the lease term or estimated useful life of the assets. The related obligations are recorded as liabilities. Amortization of property and equipment held under capital leases is included in depreciation expense.

  (g)
  Long-Lived Assets

            Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset, or related groups of assets, may not be fully recoverable from estimated future cash flows. In the event of impairment, measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimates of future discounted cash flows resulting from use and ultimate disposition of the asset.

  (h)
  Start-up Costs

            Start-up costs are expensed as incurred.

  (i)
  Income Taxes

            No amounts for income taxes have been reflected in the accompanying financial statements because the tax effects of the Partnership's activities accrue to the individual partners.

  (j)
  Revenue Recognition

            Revenue is recognized as services are performed and consists primarily of net patient service revenues which are based on the Partnership's established billing rates less allowances and discounts, principally for patients covered under contractual programs. During 2001, approximately 55% and 29% of the cases performed at the surgery center were paid by commercial insurers and Medicare, respectively. The remaining 16% of cases consisted primarily of work-related injuries and services paid for by the patients.

  (k)
  Commitments and Contingencies

            Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

  (l)
  Unaudited Interim Consolidated Financial Statements

            The accompanying unaudited balance sheet as of April 30, 2002 and the related unaudited statements of income and cash flows for the four months ended April 30, 2002 and April 30, 2001, and the statement of partners' capital for the four months ended April 30, 2002 (interim financial statements) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim results have been included.

            The unaudited interim financial statements should be read in conjunction with the audited December 31, 2001 financial statements appearing herein. The results of the four months ended April 30, 2002 may not be indicative of operating results for the full year.

(2) Property and Equipment

          At December 31, 2001, property and equipment consisted of the following:

	Estimated useful lives
Leasehold improvements	15 years	$540,445
Medical equipment	3-5 years	1,659,988
Office equipment	5-15 years	121,159
Furniture and fixtures	10 years	44,481

		2,366,073
Less accumulated depreciation		(752,024)

Net property and equipment		$1,614,049

          At December 31, 2001, assets held under capital lease obligations included in property and equipment consisted of the following:

Leasehold improvements	$540,445
Equipment	1,680,915
Furniture and fixtures	32,073

2,253,433
Less accumulated amortization	(725,925)

Net property and equipment held under capital leases	$1,527,508

(3) Long-term Debt

          At December 31, 2001, long-term debt and capital lease obligations consisted of the following:

Note payable	$37,942
Capital lease obligations (note 4)	1,560,228

1,598,170
Less current portion	(503,290)

$1,094,880

          The Partnership entered into a loan in 2001 to finance all insurance related to the operations. The amount financed included premiums related to insurance coverage for Alamo Heights Surgery Center, Ltd, a related facility, which contracted for insurance coverage with Corpus Christi Outpatient Surgery, Ltd. Premium costs were allocated between the two facilities based on historical case volume. The Partnership has a receivable from Alamo Heights Surgery Center, Ltd., totaling $24,000, recorded in prepaid expenses and other current assets on the balance sheet reflecting this arrangement. This amount is expected to be paid in full during 2002.

          The aggregate maturities of long-term debt and capital lease obligations for each of the five years subsequent to December 31, 2001 and thereafter are as follows: 2002, $503,290; 2003, $503,370; 2004, $552,669; 2005, $38,841.

(4) Leases

          The Partnership leases the building and land on which the surgery center resides under a lease which expires in 2013. The Partnership has the ability to renew the lease for up to ten more years under two five year renewal options at a base rent 8% higher than the base rent of the year preceding the renewal. The Partnership's lease is a portion of a larger building. Lease payments amounts were derived to provide the lessor with a 14.4% return on its cost to develop the property.

          Total rent expense under this operating lease was $353,000 for the year ended December 31, 2001. The lease does not involve contingent rentals. The annual base rent amount increases approximately 13% over the life of the lease. Under Statement of Financial Accounting Standards No. 13, Accounting for Leases, the Partnership recognizes rental expense on a straight-line basis over the life of the lease. At December 31, 2001, the Partnership has recorded a deferred rent liability of $113,332, which represents the difference between actual cash rental payments and rental expense recognized by the Partnership.

          The Partnership has financed the purchase of various leasehold improvements, furniture and equipment through three capital leases, which bear interest ranging from 9.0% to 11.3% and mature at various dates through 2005. The present value of these obligations is $1,560,228 at December 31, 2001.

          Minimum future payments under noncancelable capital and operating leases, with remaining terms in excess of one year as of December 31, 2001 are as follows:

Year ending December 31,	Capital leases	Operating lease
2002	$594,247	357,885
2003	584,658	360,041
2004	584,658	366,509
2005	39,132	368,977
2006	—	376,383
Thereafter	—	2,655,837

Total minimum lease payments	1,802,695	4,485,632

Amount representing interest	(242,467)

Present value of minimum lease payments	$1,560,228

(5) Related Party Transactions

          The Partnership is managed by HFCC under an agreement which terminates by mutual agreement of the parties or uncured material default by either party. Under the management agreement, the Partnership is to make monthly payments to HFCC of 7% of the Partnership's net patient service revenue, defined as gross patient service revenue less contractual obligations and discounts. Management fees and other reimbursable costs owed by the Partnership to HFCC, net of amounts owed to the Partnership from HFCC totaled $9,821 at December 31, 2001. This amount is included in due to affiliate in the accompanying balance sheet.

          The Partnership subleases a portion of its facility at fair value to a physician who has a limited ownership interest in the Partnership. Total sublease income netted against lease expense for the year ended December 31, 2001 totaled $16,000. The sublease is cancelable at the discretion of the Partnership or physician though management expects the sublease income to continue at the same amount for the foreseeable future in the normal course of business.

(6) Commitments and Contingencies

          In its normal course of business, the Partnership is subject to claims and lawsuits relating to patient treatment. The Partnership believes that its liability for damages resulting from such claims and lawsuits is adequately covered by insurance or is adequately provided for in its financial statements.

(7) Subsequent Event

          Effective May 1, 2002, the Partnership transferred its assets to a new partnership, Corpus Christi Surgicare, L.P. ("New LP"), and distributed all partner units to the partners, who simultaneously sold all or a portion of their units to USP Corpus Christi, Inc. ("USP GP"). In these concurrent transactions, USP GP, a wholly-owned subsidiary of United Surgical Partners International, Inc. (a public registrant that files with the U.S. Securities and Exchange Commission), became the majority owner of the surgery center through the New LP by acquiring the 25% general partner interest from HFCC and acquiring units from each of the limited partners aggregating an additional 41.875% ownership in the New LP. As a result of these transactions, USP GP owns 66.875% of the surgery center and the remaining limited partners retained the remaining 33.125%.

QuickLinks

CORPUS CHRISTI OUTPATIENT SURGERY, LTD. Balance Sheets
CORPUS CHRISTI OUTPATIENT SURGERY, LTD. Statements of Income
CORPUS CHRISTI OUTPATIENT SURGERY, LTD. Statement of Partners' Capital For the year ended December 31, 2001 and for the Four Months ended April 30, 2002 (unaudited)
CORPUS CHRISTI OUTPATIENT SURGERY, LTD. Statements of Cash Flows
CORPUS CHRISTI OUTPATIENT SURGERY, LTD. Notes to Financial Statements December 31, 2001